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                                                                    EXHIBIT 5(b)



                                            May 26, 2000



FleetBoston Financial Corporation
One Federal Street
Boston, MA  02110

Fleet Capital Trust VI,
Fleet Capital Trust VII,
Fleet Capital Trust VIII,
Fleet Capital Trust IX, and
Fleet Capital Trust X
c/o FleetBoston Financial Corporation
One Federal Street
Boston, Massachusetts  02110

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 filed by FleetBoston Financial Corporation, a Rhode Island corporation ("FleetBoston"), Fleet Capital Trust VI, Fleet Capital Trust VII, Fleet Capital Trust VIII, Fleet Capital Trust IX and Fleet Capital Trust X, Delaware business trusts (the "Trusts"), with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) preferred securities of the Trusts (the "Preferred Securities") and (ii) subordinated debt securities of FleetBoston (the "Subordinated Debt Securities"). The Subordinated Debt Securities will be issued in accordance with the provisions of an indenture (the "Indenture") to be entered into between FleetBoston and The Bank of New York, as trustee (the "Trustee"), the form of which is filed as an Exhibit to the Registration Statement. The Preferred Securities will be guaranteed by FleetBoston in the manner and to the extent set forth in a Guarantee Agreement (the "Preferred Securities Guarantees"), the form of which is incorporated by reference into the Registration Statement.

     We have served as counsel for FleetBoston and the Trusts and in so acting, we have examined the following documents and records:

     (1) The Registration Statement, including the prospectus (the "Prospectus") and prospectus supplement (the "Prospectus Supplement") contained therein and all Exhibits filed thereto;


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FleetBoston Financial Corporation
May 26, 2000


     (2)  The form of Indenture;

     (3) The form of Amended and Restated Declaration of Trusts to be used in connection with the issuance of the Preferred Securities;

     (4)  The form of Subordinated Debt Security;

     (5)  The form of Preferred Securities Guarantee; and

     (6) All corporate minutes and proceedings of FleetBoston relating to the issuance of the Preferred Securities and the Subordinated Debt Securities.

     We have also examined such further documents, records and proceedings as we have deemed pertinent in connection with the issuance of the Subordinated Debt Securities and the execution of the Preferred Securities Guarantee. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the completeness and authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the validity of all laws and regulations. We also are familiar with the additional proceedings proposed to be taken by FleetBoston in connection with the authorization, registration, issuance and sale of the Subordinated Debt Securities and the execution of the Preferred Securities Guarantee, and have assumed that all documents relating thereto are duly executed and delivered in substantially the forms reviewed by us. As to all questions of fact material to this opinion that have not been independently established, we have replied upon certificates or comparable documents of officers and representatives of FleetBoston and the Trusts.

     We express no opinion with respect to matters involving the Delaware Business Trust Act, as amended, and the rules and regulations thereunder.

     Based on the foregoing, and subject to the qualifications stated herein, it is our opinion that:

     1. The Subordinated Debt Securities have been duly and validly authorized by FleetBoston and, when executed, authenticated, issued and delivered in the manner contemplated in the Indenture, will constitute legal, valid and binding obligations of FleetBoston, entitled to the benefits of the Indenture and enforceable against it in accordance with their terms except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws or equitable principles relating to or limiting creditors' rights and remedies generally and except to the extent that rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto. We express no opinion as to the availability of equitable remedies.


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FleetBoston Financial Corporation
May 26, 2000


     2. The Preferred Securities Guarantees have been duly and validly authorized by FleetBoston and, when executed and delivered by FleetBoston, will constitute the legal, valid and binding obligations of FleetBoston except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws or equitable principles relating to or limiting creditors' rights and remedies generally. We express no opinion as to the availability of equitable remedies.

     We are qualified to practice law in the State of Rhode Island and we do not purport to express any opinion herein concerning any law other than the laws of the State of Rhode Island and the federal law of the United States.

     The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

     V. Duncan Johnson, a partner of Edwards & Angell, LLP, is a director of Fleet Bank (RI), National Association, a subsidiary of FleetBoston, and beneficially owns 9,856 shares of the common stock, $0.01 par value per share, of Fleet together with the associated preferred share purchase rights.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.


                                                Very truly yours,

                                                /s/ EDWARDS & ANGELL, LLP

                                                Edwards & Angell, LLP


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